Exhibit (10)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 19 to the 1933 Act Registration Statement (Form N-4 No. 333-170897) and Amendment No. 546 to the 1940 Act Registration Statement (Form N-4 No. 811-08517), and to the use therein of our reports dated (a) March 31, 2016, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 12, 2016, with respect to the financial statements of Lincoln Life Variable Annuity Account N for the interests in a separate account under individual flexible payment deferred variable annuity contracts.

/s/ Ernst &  Young LLP

Philadelphia, Pennsylvania
December 27, 2016